SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2014

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street, 10th Floor
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
On January 13, 2014, the Company issued a press release announcing that it has sent a letter to Time Warner Cable Inc. proposing that the companies immediately engage in discussions to conclude a merger agreement to combine the companies and that the Company will host a conference call on Tuesday, January 14, 2014 at 4:30 p.m. Eastern Time related to the contents of the release.

On January 14, 2014, the Company issued a press release announcing that it has posted an investor presentation regarding its proposed combination with Time Warner Cable Inc. to its investor relations website. On January 14, 2014, the Company sent a communication to certain of its employees regarding its proposed combination with Time Warner Cable Inc. A copy of the press releases are attached hereto as Exhibits 99.1 and 99.2, a copy of the presentation materials is attached hereto as Exhibit 99.3, and a copy of the employee communication is attached hereto as Exhibit 99.4. The foregoing description is qualified in its entirety by reference to the text of such press releases, presentation materials and employee communication.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1*	Press release dated January 13, 2014.
99.2*	Press release dated January 14, 2014.
99.3*	Investor presentation materials.
99.4*	Employee communication dated January 14, 2014.

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* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Date: January 14, 2014		Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press release dated January 13, 2014.
99.2*	Press release dated January 14, 2014.
99.3*	Investor presentation materials.
99.4*	Employee communication dated January 14, 2014.

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* filed herewith